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                                   EXHIBIT 21
                                  SUBSIDIARIES

                                                              STATE OR OTHER
                                                              JURISDICTION OF
NAME                                                           INCORPORATION
----                                                          ---------------
Fedders North America, Inc.(1)..............................     Delaware
Fedders International, Inc.(1)..............................     Delaware
Fedders Addison Company, Inc.(2)............................     Delaware
Trion, Inc.(2)..............................................   Pennsylvania
Emerson Quiet Kool Corporation(2)...........................     Delaware
Rotorex Company, Inc.(2)....................................     Delaware
Envirco Corporation(3)......................................    New Mexico
Fedders Islandaire, Inc.(2).................................     New York
Fedders Eubank Company, Inc(2)..............................      Texas
Trion Ltd.(7)...............................................  United Kingdom
Fedders Investment Corporation(6)...........................     Delaware
Polenz GmbH(6)..............................................     Germany
Fedders Koppel, Inc.(6).....................................   Philippines
Fedders International Air Conditioning Pvt., Ltd.(6)........      India
Universal Comfort Products Pvt. Ltd.(9).....................      India
Fedders Shanghai Co., Ltd.(7)...............................      China
Fedders (Suzhou) Indoor Air Quality Co. Ltd.(7).............      China
Fedders Air Treatment Research and Development (Shanghai)
  Co., Ltd.(7)..............................................      China
Fedders Xinle Co. Ltd.(8)...................................      China
Fedders Suning (Nanjing) Co. Ltd.(8)........................      China
Changzhou Fedders Xingrong Air Conditioner Components Co.,
  Ltd.(4)...................................................      China
Xi'An Fedders Dong Fang Air Conditioner Compressor Co.
  Ltd.(5)...................................................      China

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(1) Subsidiary of Fedders Corporation

(2) Subsidiary of Fedders North America, Inc.

(3) Subsidiary of Trion, Inc.

(4) 50% owned subsidiary of Fedders Investment Corporation

(5) 50% owned subsidiary of Rotorex Company, Inc.

(6) Subsidiary of Fedders International, Inc.

(7) Subsidiary of Fedders Investment Corporation

(8) Majority owned subsidiary of Fedders Investment Corporation

(9) 50% owned subsidiary of Fedders International Air Conditioning Pvt., Ltd.